Exhibit 10.1

ASSIGNMENT AGREEMENT

This Assignment Agreement (this “Assignment”) is made and entered into to be effective as of February 28, 2017 (the “Effective Date”), by and between Linn Acquisition Company, LLC, a Delaware limited liability company (the “Assignor”), and Berry Petroleum Corporation, a Delaware corporation (the “Assignee”).

Preliminary Statements

A. Assignor is the sole member of Berry Petroleum Company, LLC, a Delaware limited liability company (the “Company”), and is the sole beneficial and record owner of all right, title and interest in the membership interests of the Company (the “Member Interests”).

B. On May 11, 2016, Assignor, the Company and their affiliates Linn Energy, LLC, LinnCo, LLC, and certain of LINN Energy, LLC’s direct and indirect subsidiaries (collectively, the “Debtors”), filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of Texas (the “Court”). The Debtors’ Chapter 11 cases are being administered jointly under the caption In re Linn Energy, LLC, et al., Case No. 16-60040 (the “Chapter 11 Cases”).

C. On January 27, 2017, the Court entered the Order Confirming (I) Amended Joint Chapter 11 Plan of Reorganization of Linn Energy, LLC and its Debtor Affiliates Other Than Linn Acquisition Company, LLC and Berry Petroleum Company, LLC and (II) Amended Joint Chapter 11 Plan of Reorganization of Linn Acquisition Company, LLC and Berry Petroleum Company, LLC (the “Confirmation Order”), which approved and confirmed the Amended Joint Chapter 11 Plan of Reorganization of Assignor and the Company (the “Plan”).

D. Pursuant to the Plan, the Company is to become a wholly-owned operating subsidiary of Assignee, which is to be effected by Assignor assigning all of its right, title and interest in the Member Interests to Assignee. In order to implement the transfer of the Member Interests to Assignee, Assignor and Assignee are entering into this Assignment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Agreement

1. Assignment. As of the Effective Date, Assignor does hereby CONTRIBUTE, ASSIGN, CONVEY, TRANSFER AND DELIVER to Assignee, its successors and assigns, to have and to hold forever, the Member Interests and any and all income, distributions, value, rights, benefits and privileges associated therewith or deriving therefrom.

2. Substitution as Member. From and after the Effective Date, Assignee shall be substituted for Assignor as the sole member of the Company and the sole record and beneficial owner of all ownership interests in the Company. From and after the Effective Date, Assignor shall and does hereby withdraw from the Company as a member, ceases to be a member of the Company and ceases to have or exercise any right or power as a member of the Company. The parties hereto agree that the assignment of the Member Interests, the admission of Assignee as a substitute member of the Company and the withdrawal of Assignor as a member of the Company shall not dissolve the Company and the business of the Company shall continue.

3. Consent to Assignment. Assignor hereby consents to the admittance of Assignee as a substitute member of the Company. Assignor hereby waives all provisions, if any, in the Limited Liability Company Agreement of the Company or provided in the Delaware Limited Liability Company Act or any other applicable law, that would prohibit, delay, require notice of, grant rights in connection with, or require compliance with any other requirements in connection with, such assignment and admission.

4. General Provisions.

(a) Applicable Law. THIS ASSIGNMENT AND THE RIGHTS OF THE PARTIES HEREUNDER SHALL BE INTERPRETED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAWS OR PRINCIPLES THAT MIGHT REFER THE GOVERNANCE OR CONSTRUCTION OF THIS ASSIGNMENT TO THE LAW OF ANOTHER JURISDICTION.

(b) Counterparts. This Assignment may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same document. All counterparts shall be construed together and shall constitute one and the same instrument. Execution and delivery of this Assignment by exchange of facsimile or other electronically transmitted counterparts bearing the signature of a party hereto shall be equally as effective as delivery of a manually executed counterpart by such party.

[Signature page follows.]

IN WITNESS WHEREOF, this Assignment has been duly executed by each of the parties hereto to be effective as of the Effective Date.

ASSIGNOR:

LINN ACQUISITION COMPANY, LLC

By:	/s/ Candice J. Wells
Name:	Candice J. Wells
Title:	Senior Vice President, General Counsel and Corporate Secretary

[SIGNATURE PAGE TO ASSIGNMENT AGREEMENT]

ASSIGNEE:

BERRY PETROLEUM CORPORATION

By:	/s/ Arthur T. Smith
Name:	Arthur T. Smith
Title:	Chief Executive Officer

[SIGNATURE PAGE TO ASSIGNMENT AGREEMENT]